Exhibit  10.21.2
AMENDMENT NO. 1 TO CREDIT AGREEMENT
     This Amendment No. 1 to Credit Agreement (this “Agreement”) dated as of November 29, 2007 is made by and among INTERSECTIONS INC., a Delaware corporation (the “Company”), the Subsidiaries of the Company party hereto (together with the Company, the “Borrowers” and each a “Borrower”), BANK OF AMERICA, N.A., a national banking association organized and existing under the laws of the United States (“Bank of America”), in its capacity as administrative agent for the Lenders (as defined in the Credit Agreement (as defined below)) (in such capacity, the “Administrative Agent”), and each of the Lenders signatory hereto.
W I T N E S S E T H:
     WHEREAS, the Borrowers, the Administrative Agent and the Lenders have entered into that certain Credit Agreement dated as of July 3, 2006 (as hereby amended and as from time to time hereafter further amended, modified, supplemented, restated, or amended and restated, the “Credit Agreement”; capitalized terms used in this Agreement not otherwise defined herein shall have the respective meanings given thereto in the Credit Agreement), pursuant to which the Lenders have made available to the Borrowers various credit facilities; and
     WHEREAS, the Borrowers have advised the Administrative Agent and the Lenders that they desire to amend certain provisions of the Credit Agreement as set forth below and the Administrative Agent and the Lenders signatory hereto are willing to effect such amendment on the terms and conditions contained in this Agreement;
     NOW, THEREFORE, in consideration of the premises and further valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
     1. Amendments to Credit Agreement. Subject to the terms and conditions set forth herein, the Credit Agreement is hereby amended as follows:
     (a) Section 1.01 is amended by deleting the definition of “Consolidated Tangible Net Worth” therefrom.
     (b) Section 6.12(a) is deleted in its entirety and replaced with the following:
          “[Reserved]”
     (c) The existing Exhibit C to the Credit Agreement is replaced with the Exhibit C attached hereto.
     2. Effectiveness; Conditions Precedent. The effectiveness of this Agreement and the amendments to the Credit Agreement herein provided are subject to the satisfaction of the following conditions precedent:

     (a) the Administrative Agent shall have received one or more counterparts of this Agreement, duly executed by each Borrower, the Administrative Agent and the Required Lenders;
     (b) all fees and expenses payable to the Administrative Agent and the Lenders (including the fees and expenses of counsel to the Administrative Agent) estimated to date shall have been paid in full (without prejudice to final settling of accounts for such fees and expenses).
     3. Representations and Warranties. In order to induce the Administrative Agent and the Lenders to enter into this Agreement, the Borrower represents and warrants to the Administrative Agent and the Lenders as follows:
     (a) The representations and warranties made by each Loan Party in Article V of the Credit Agreement and in each of the other Loan Documents to which such Loan Party is a party are true and correct on and as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date;
     (b) Since the date of the most recent financial reports of the Company and its Subsidiaries delivered pursuant to Section 6.01 of the Credit Agreement, no act, event, condition or circumstance has occurred or arisen which, singly or in the aggregate with one or more other acts, events, occurrences or conditions (whenever occurring or arising), has had or could reasonably be expected to have a Material Adverse Effect;
     (c) This Agreement has been duly authorized, executed and delivered by the Borrowers and constitutes a legal, valid and binding obligation of such parties, except as may be limited by general principles of equity or by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally; and
     (d) After giving effect to this Agreement, no Default or Event of Default has occurred and is continuing.
     4. Entire Agreement. This Agreement, together with all the Loan Documents (collectively, the “Relevant Documents”), sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relating to such subject matter. No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and no such party has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to the other in relation to the subject matter hereof or thereof. This Section 4, however, is subject to (i) that certain consent and waiver letter dated December 11, 2006 from Bank of America, N.A., as Lender, to the Borrower and (ii) that certain consent letter dated November 2, 2007 from Bank of America, N.A., as Lender, to the Borrower. None of the terms or conditions of this Agreement may be changed, modified, waived

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or canceled orally or otherwise, except in writing and in accordance with Section 10.01 of the Credit Agreement.
     5. Full Force and Effect of Agreement. Except as hereby specifically amended, modified or supplemented, the Credit Agreement and all other Loan Documents are hereby confirmed and ratified in all respects and shall be and remain in full force and effect according to their respective terms, subject to (i) that certain consent and waiver letter dated December 11, 2006 from Bank of America, N.A., as Lender, to the Borrower and (ii) that certain consent letter dated November 2, 2007 from Bank of America, N.A., as Lender, to the Borrower.
     6. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.
     7. Governing Law. This Agreement shall in all respects be governed by, and construed in accordance with, the laws of the Commonwealth of Virginia applicable to contracts executed and to be performed entirely within such Commonwealth, and shall be further subject to the provisions of Section 10.13 of the Credit Agreement.
     8. Enforceability. Should any one or more of the provisions of this Agreement be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.
     9. References. All references in any of the Loan Documents to the “Credit Agreement” shall mean the Credit Agreement, as amended hereby.
     10. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Administrative Agent and each of the Lenders, and their respective successors, legal representatives, and assignees to the extent such assignees are permitted assignees as provided in Section 10.06 of the Credit Agreement.
[Signature pages follow.]

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     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written.

BORROWERS:

INTERSECTIONS INC.

By:
Name:

Title:

CREDITCOM SERVICES, LLC

By:
Name:

Title:

INTERSECTIONS HEALTH SERVICES, INC.

By:
Name:

Title:

CHARTER MARKETING SERVICES, INC.

By:
Name:

Title:

Signature Page 1 of 3

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:

Title:

Signature Page 2 of 3

LENDERS:

BANK OF AMERICA, N.A.

By:
Name:

Title:

Signature Page 3 of 3

EXHIBIT C
FORM OF COMPLIANCE CERTIFICATE
Financial Statement Date:                     ,

To:	Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:
     Reference is made to that certain Credit Agreement, dated as of July 3, 2006 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among Intersections Inc., a Delaware corporation (the “Company”), each Subsidiary of the Company from time to time party thereto (collectively with the Company, the “Borrowers”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and L/C Issuer.
     The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the                                                            of the Company, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Borrowers, and that:
[Use following paragraph 1 for fiscal year-end financial statements]
     1. Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of the Company ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.
[Use following paragraph 1 for fiscal quarter-end financial statements]
     1. Attached hereto as Schedule 1 are the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of the Company ended as of the above date. Such financial statements fairly present the financial condition, results of operations and cash flows of the Company and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.
     2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Company and its Subsidiaries during the accounting period covered by the attached financial statements.
     3. A review of the activities of the Company and its Subsidiaries during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Loan Parties have performed and observed all its Obligations under the Loan Documents, and
Exhibit C
Form of Compliance Certificate

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[select one:]
     [to the best knowledge of the undersigned during such fiscal period, the Loan Parties performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]
—or—
     [the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]
     4. The representations and warranties of the Borrowers contained in Article V of the Agreement, and any representations and warranties of any Loan Party that are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Agreement, including the statements in connection with which this Compliance Certificate is delivered.
     5. The financial covenant analyses and information set forth on Schedule 2 attached hereto are true and accurate on and as of the date of this Certificate.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate as of                     ,                     .

INTERSECTIONS INC.

By:
Name:

Title:

Exhibit C
Form of Compliance Certificate

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SCHEDULE 1
to the Compliance Certificate
Financial Statements
(see attached)
Exhibit C
Form of Compliance Certificate
Schedule 1

For the Quarter/Year ended                                         (“Statement Date”)
SCHEDULE 2
to the Compliance Certificate
($ in 000’s)
I. Section 6.12(b) — Consolidated Leverage Ratio.

A. Consolidated Total Funded Debt at Statement Date:	$

B. Consolidated EBITDA for the 12 month period ending on above date (“Subject Period”), as adjusted pursuant to Sections 1.07(a) and (b):

1. consolidated net income:	$

2. income from discontinued operations and extraordinary items:	$

3. loss from discontinued operations and extraordinary items:	$

4. income taxes:	$

5. interest expense:	$

6. depreciation, depletion, amortization, impairment of goodwill, write-down of intangibles, and the amortization and expensing of non-cash stock-based compensation:	$

7. Screening adjustment	$

8. Consolidated EBITDA (Lines I.B.1. - 2. + 3. + 4. + 5. + 6. - 7.):	$

C. Consolidated Leverage Ratio (Line I.A ÷ Line I.B.8):	to 1.00

Maximum permitted:	2.50 to 1.00
III. Section 6.12(c) – Consolidated Fixed Charge Coverage Ratio.

A. Consolidated Cash Flow for Subject Period, as adjusted pursuant to Sections 1.07(a) and (b):

1. net income, after income tax:	$

2. income from discontinued operations and extraordinary items:	$

3. loss from discontinued operations and extraordinary items:	$
Exhibit C
Form of Compliance Certificate
Schedule 2

4. depreciation, amortization and other non-cash charges:	$

5. interest expense on all obligations:	$

6. dividends, withdrawals and other distributions (to include stock buybacks):	$

7. unfinanced capital expenditures:	$

8. Screening adjustment:	$

9. Consolidated Cash Flow (Lines II.A.1. – 2. + 3. + 4. + 5. – 6. – 7. – 8.):	$

B. Consolidated Fixed Charges for Subject Period:

1. Current portion (scheduled principal) of long term debt as of the above date:	$

2. Current portion (scheduled principal) of capitalized lease obligations as of the above date:	$

3. interest expense on all obligations during the Subject Period:	$

4. Ordinary Dividends paid during the Subject Period:	$

5. Consolidated Fixed Charges (Lines II.B.1. + 2. + 3. + 4.):	$

C. Consolidated Fixed Charge Coverage Ratio:

((Lines II.A.9. ÷ II.B.5.)	to 1.00

Minimum permitted:	1.25 to 1.00
Exhibit C
Form of Compliance Certificate
Schedule 2